PRESS RELEASE

 AbbVie Reports Full-Year and Fourth-Quarter 2024 Financial Results

•Reports Full-Year Diluted EPS of $2.39 on a GAAP Basis, a Decrease of 12.1 Percent; Adjusted Diluted EPS of $10.12, a Decrease of 8.9 Percent; These Results Include an Unfavorable Impact of $1.52 Per Share Related to 2024 Acquired IPR&D and Milestones Expense

•Delivers Full-Year Net Revenues of $56.334 Billion, an Increase of 3.7 Percent on a Reported Basis and 4.6 Percent on an Operational Basis

•Full-Year Global Net Revenues from the Immunology Portfolio Were $26.682 Billion, an Increase of 2.1 Percent on a Reported Basis, or 2.9 Percent on an Operational Basis; Global Humira Net Revenues Were $8.993 Billion; Global Skyrizi Net Revenues Were $11.718 Billion; Global Rinvoq Net Revenues Were $5.971 Billion

•Full-Year Global Net Revenues from the Oncology Portfolio Were $6.555 Billion, an Increase of 10.8 Percent on a Reported Basis, or 12.0 Percent on an Operational Basis; Global Imbruvica Net Revenues Were $3.347 Billion; Global Venclexta Net Revenues Were $2.583 Billion

•Full-Year Global Net Revenues from the Neuroscience Portfolio Were $8.999 Billion, an Increase of 16.6 Percent on a Reported Basis, or 16.9 Percent on an Operational Basis; Global Botox Therapeutic Net Revenues Were $3.283 Billion; Global Vraylar Net Revenues Were $3.267 Billion; Combined Global Ubrelvy and Qulipta Net Revenues were $1.664 Billion

•Full-Year Global Net Revenues from the Aesthetics Portfolio Were $5.176 Billion, a Decrease of 2.2 Percent on a Reported Basis, or 0.6 Percent on an Operational Basis; Global Botox Cosmetic Net Revenues Were $2.720 Billion; Global Juvederm Net Revenues Were $1.177 Billion

•Reports Fourth-Quarter Diluted Loss Per Share of $0.02 on a GAAP Basis, Inclusive of the Recent Partial Intangible Asset Impairment Charge Related to Emraclidine; Adjusted Diluted EPS of $2.16; These Results Include an Unfavorable Impact of $0.88 Per Share Related to Fourth-Quarter 2024 Acquired IPR&D and Milestones Expense

•Delivers Fourth-Quarter Net Revenues of $15.102 Billion, an Increase of 5.6 Percent on a Reported Basis and 6.1 Percent on an Operational Basis

•Provides 2025 Adjusted Diluted EPS Guidance Range of $12.12 to $12.32; Excludes Any Unfavorable Impact Related to Acquired IPR&D and Milestones Expense

•Reaffirms Expectations for High Single-Digit Compound Annual Revenue Growth Rate through 2029; Raises 2027 Combined Sales Outlook for Skyrizi and Rinvoq to More Than $31 Billion; Updates Outlook for Aesthetics to Deliver High Single-Digit Compound Annual Revenue Growth Rate from 2025 through 2029

NORTH CHICAGO, Ill., January 31, 2025 – AbbVie (NYSE:ABBV) announced financial results for the fourth quarter and full year ended December 31, 2024.

"2024 was a year of significant progress for AbbVie. Our growth platform delivered outstanding results, we advanced our pipeline with key regulatory approvals and promising data, and we strengthened our business through strategic transactions," said Robert A. Michael, chief executive officer, AbbVie. "We are entering 2025 with significant momentum and expect net revenues to exceed their previous peak in just the second full year following the U.S. Humira loss of exclusivity."

Note: "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.

Fourth-Quarter Results
•Worldwide net revenues were $15.102 billion, an increase of 5.6 percent on a reported basis, or 6.1 percent on an operational basis.
•Global net revenues from the immunology portfolio were $7.294 billion, an increase of 4.9 percent on a reported basis, or 5.3 percent on an operational basis.
◦Global Humira net revenues of $1.682 billion decreased 49.1 percent on a reported basis, or 48.7 percent on an operational basis. U.S. Humira net revenues were $1.246 billion, a decrease of 54.5 percent. Internationally, Humira net revenues were $436 million, a decrease of 22.7 percent on a reported basis, or 20.5 percent on an operational basis.
◦Global Skyrizi net revenues were $3.778 billion, an increase of 57.7 percent on a reported basis, or 57.9 percent on an operational basis.
◦Global Rinvoq net revenues were $1.834 billion, an increase of 46.2 percent on a reported basis, or 47.1 percent on an operational basis.
•Global net revenues from the oncology portfolio were $1.691 billion, an increase of 12.0 percent on a reported basis, or 12.9 percent on an operational basis.
◦Global Imbruvica net revenues were $848 million, a decrease of 6.2 percent, with U.S. net revenues of $625 million and international profit sharing of $223 million.
◦Global Venclexta net revenues were $655 million, an increase of 11.0 percent on a reported basis, or 13.0 percent on an operational basis.
◦Global Elahere net revenues were $148 million.
•Global net revenues from the neuroscience portfolio were $2.509 billion, an increase of 19.8 percent on a reported basis, or 19.9 percent on an operational basis.
◦Global Botox Therapeutic net revenues were $873 million, an increase of 12.5 percent on a reported basis, or 13.0 percent on an operational basis.
◦Global Vraylar net revenues were $924 million, an increase of 17.1 percent.
◦Global Ubrelvy net revenues were $303 million, an increase of 29.6 percent.
◦Global Qulipta net revenues were $201 million, an increase of 76.4 percent on a reported basis, or 76.2 percent on an operational basis.
•Global net revenues from the aesthetics portfolio were $1.298 billion, a decrease of 5.2 percent on a reported basis, or 4.4 percent on an operational basis.
◦Global Botox Cosmetic net revenues were $687 million, a decrease of 4.2 percent on a reported basis, or 3.4 percent on an operational basis.
◦Global Juvederm net revenues were $279 million, a decrease of 16.3 percent on a reported basis, or 15.1 percent on an operational basis.
•On a GAAP basis, the gross margin ratio in the fourth quarter was 70.9 percent. The adjusted gross margin ratio was 83.8 percent.
•On a GAAP basis, selling, general and administrative (SG&A) expense was 25.5 percent of net revenues. The adjusted SG&A expense was 23.6 percent of net revenues.
•On a GAAP basis, research and development (R&D) expense was 44.9 percent of net revenues. The adjusted R&D expense was 15.1 percent of net revenues.
•Acquired IPR&D and milestones expense was 10.4 percent of net revenues.
•On a GAAP basis, the operating margin in the fourth quarter was negative 9.9 percent. The adjusted operating margin was 34.7 percent.
•Net interest expense was $610 million.
•On a GAAP basis, the tax rate in the quarter was 99.0 percent. The adjusted tax rate was 20.2 percent.
•Diluted loss per share in the fourth quarter was $0.02 on a GAAP basis, inclusive of the recent partial intangible asset impairment charge related to emraclidine. Adjusted diluted EPS, excluding specified items, was $2.16. These results include an unfavorable impact of $0.88 per share related to acquired IPR&D and milestones expense.

Note: "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.	2

Recent Events

•AbbVie announced the European Commission (EC) granted marketing authorization for Elahere (mirvetuximab soravtansine) for the treatment of adult patients with folate receptor-alpha (FRα) positive, platinum-resistant high grade serous epithelial ovarian, fallopian tube or primary peritoneal cancer who have received one to three prior systemic treatment regimens. Elahere is the first novel therapy approved in the European Union (EU) specifically for patients with FRα positive, platinum-resistant ovarian cancer.

•At the American Society of Hematology (ASH) Annual Meeting, AbbVie announced updated clinical trial results that showed Epkinly (epcoritamab) combination therapy demonstrated high response rates in adult patients with relapsed or refractory (r/r) follicular lymphoma (FL). The company also announced new results from two ongoing clinical trials which showed Epkinly induced durable complete responses as monotherapy and combination treatment in patients with diffuse large B-cell lymphoma (DLBCL). Epkinly is being co-developed by AbbVie and Genmab.

•AbbVie and EvolveImmune Therapeutics, an immuno-oncology company developing next-generation biotherapeutics to overcome the therapeutic challenges of cancer cell resistance to current immunotherapies, announced a collaboration and option-to-license agreement to develop multispecific biologics for multiple targets in oncology. The discovery partnership will leverage AbbVie’s oncology expertise and EvolveImmune's T-cell engager platform to develop novel antibody-based therapies for solid and hematologic malignancies.

•AbbVie and Simcere Zaiming announced a partnership to develop a novel trispecific antibody candidate in multiple myeloma (MM). This option-to-license agreement will develop SIM0500, an investigational new drug candidate that is currently in Phase 1 clinical trials in patients with r/r MM.

•AbbVie and Neomorph announced a collaboration and license agreement that will leverage AbbVie’s drug development expertise and Neomorph’s leading molecular glue discovery platform to develop novel molecular glue degraders for multiple targets across oncology and immunology.

•AbbVie announced that it completed its acquisition of Nimble Therapeutics, strengthening AbbVie's pipeline and R&D capabilities. The transaction includes Nimble’s lead asset, an investigational oral peptide IL23R inhibitor in preclinical development for the treatment of psoriasis (PsO) as well as Nimble's peptide synthesis, screening, and optimization platform used to help drive rapid discovery and optimization of peptide candidates for a range of targets.

•AbbVie announced positive topline results from its pivotal Phase 3 TEMPO-2 trial evaluating tavapadon as a flexible-dose monotherapy in early Parkinson's disease (PD). In the study, tavapadon met the primary endpoint, demonstrating a statistically significant improvement from baseline in the Movement Disorder Society - Unified Parkinson’s Disease Rating Scale (MDS-UPDRS) Parts II and III combined score at week 26. Tavapadon also met the key secondary endpoint, demonstrating statistically significant improvement from baseline in the MDS-UPDRS Part II score. Tavapadon has demonstrated positive results across all three Phase 3 TEMPO trials and AbbVie remains on track to submit a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) later this year.

•AbbVie announced that its two Phase 2 EMPOWER trials investigating emraclidine as a once-daily, oral monotherapy treatment for adults with schizophrenia who are experiencing an acute exacerbation of psychotic symptoms, did not meet their primary endpoint of showing a statistically significant reduction (improvement) in the change from baseline in the Positive and Negative Syndrome Scale (PANSS) total score compared to the placebo group at week 6. Following the results of these trials, AbbVie began an evaluation of the emraclidine intangible asset for impairment which resulted in a significant decrease in the estimated future cash flows for the product. Based on the revised cash flows, the company recorded a non-cash after-tax intangible asset impairment charge of $3.5 billion. AbbVie continues to evaluate information with respect to the Cerevel-related clinical development programs and will monitor the remaining intangible assets of $3.6 billion.

Recent Events (Continued)

•AbbVie announced that it completed its acquisition of Aliada Therapeutics. The transaction strengthens AbbVie’s neuroscience pipeline and R&D capabilities with the addition of a potential best-in-class disease-modifying therapy for Alzheimer's disease (AD), ALIA-1758, and novel blood-brain barrier (BBB)-crossing technology.

Full-Year 2025 Outlook
AbbVie is issuing its adjusted diluted EPS guidance for the full-year 2025 of $12.12 to $12.32. The company's 2025 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones that may be incurred during 2025, as both cannot be reliably forecasted.
Long-Term Outlook
AbbVie is reaffirming its expectations for a high single-digit compound annual revenue growth rate through 2029. This guidance assumes 2024 as the base year in the compound annual growth rate calculation.

AbbVie is raising its long-term outlook for Skyrizi and Rinvoq revenues. The company now expects combined Skyrizi and Rinvoq 2027 revenues of more than $31 billion, an increase of approximately $4 billion compared to previous guidance for combined revenues of more than $27 billion in 2027. This guidance assumes Skyrizi revenues of more than $20 billion and Rinvoq revenues of more than $11 billion in 2027.

AbbVie is also updating its outlook for aesthetics revenues. The company now expects a high single-digit compound annual revenue growth rate for aesthetics through 2029. This guidance assumes 2025 as the base year in the compound annual growth rate calculation.
About AbbVie
AbbVie's mission is to discover and deliver innovative medicines that solve serious health issues today and address the medical challenges of tomorrow. We strive to have a remarkable impact on people's lives across several key therapeutic areas: immunology, oncology, neuroscience and eye care - and products and services across our Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on X (formerly Twitter), Facebook, Instagram, YouTube or LinkedIn.
Conference Call
AbbVie will host an investor conference call today at 8:00 a.m. Central Time to discuss our fourth-quarter performance. The call will be webcast through AbbVie’s Investor Relations website at investors.abbvie.com. An archived edition of the call will be available after 11:00 a.m. Central Time.
Non-GAAP Financial Results
Financial results for 2024 and 2023 are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Forward-Looking Statements
Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions and uses of future or conditional verbs, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” of AbbVie’s 2023 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as updated by its Quarterly Reports on Form 10-Q and in other documents that AbbVie subsequently files with the Securities and Exchange Commission that update, supplement or supersede such information. AbbVie undertakes no obligation, and specifically declines, to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media:	Investors:
Gabby Tarbert	Liz Shea
(224) 244-0111	(847) 935-2211

Todd Bosse
(847) 936-1182

Jeffrey Byrne
(847) 938-2923

AbbVie Inc.
Key Product Revenues
Quarter Ended December 31, 2024
(Unaudited)

				% Change vs. 4Q23
	Net Revenues (in millions)			Reported			Operational[a]
	U.S.	Int’l.	Total	U.S.	Int’l.	Total	Int’l.	Total
NET REVENUES	$11,734	$3,368	$15,102	5.6%	5.6%	5.6%	7.8%	6.1%

Immunology	5,905	1,389	7,294	2.2	17.8	4.9	20.2	5.3
Humira	1,246	436	1,682	(54.5)	(22.7)	(49.1)	(20.5)	(48.7)
Skyrizi	3,312	466	3,778	57.3	61.1	57.7	62.4	57.9
Rinvoq	1,347	487	1,834	45.0	49.5	46.2	53.1	47.1

Oncology	1,102	589	1,691	13.4	9.4	12.0	11.8	12.9
Imbruvica[b]	625	223	848	(8.6)	1.2	(6.2)	1.2	(6.2)
Venclexta	313	342	655	13.0	9.3	11.0	13.2	13.0
Elahere	146	2	148	n/m	n/m	n/m	n/m	n/m
Epkinly[c]	18	22	40	48.9	>100.0	>100.0	>100.0	>100.0

Aesthetics	839	459	1,298	(5.0)	(5.6)	(5.2)	(3.2)	(4.4)
Botox Cosmetic	429	258	687	(5.2)	(2.5)	(4.2)	(0.3)	(3.4)
Juvederm Collection	120	159	279	(22.5)	(10.9)	(16.3)	(8.7)	(15.1)
Other Aesthetics	290	42	332	5.2	(2.3)	4.2	1.5	4.7

Neuroscience	2,210	299	2,509	18.8	28.4	19.8	29.3	19.9
Botox Therapeutic	730	143	873	12.4	13.2	12.5	16.3	13.0
Vraylar	922	2	924	17.1	25.8	17.1	26.4	17.1
Duodopa	24	84	108	2.8	(8.1)	(5.8)	(9.7)	(7.0)
Ubrelvy	296	7	303	28.9	65.3	29.6	66.2	29.6
Qulipta	186	15	201	65.7	>100.0	76.4	>100.0	76.2
Other Neuroscience	52	48	100	(11.7)	>100.0	50.9	>100.0	50.4

Eye Care	358	288	646	12.8	7.3	10.2	9.8	11.4
Ozurdex	36	84	120	(3.2)	3.0	1.1	3.5	1.4
Lumigan/Ganfort	58	61	119	83.9	0.9	29.4	2.2	30.2
Alphagan/Combigan	41	37	78	33.6	6.8	19.2	10.2	21.0
Restasis	102	12	114	(13.7)	14.9	(11.3)	19.7	(10.9)
Other Eye Care	121	94	215	20.9	15.4	18.4	20.3	20.6

Other Key Products	748	164	912	(3.8)	(14.1)	(5.8)	(13.9)	(5.8)
Mavyret	137	154	291	7.8	(15.4)	(5.8)	(15.1)	(5.6)
Creon	388	—	388	3.3	n/m	3.3	n/m	3.3
Linzess/Constella	223	10	233	(18.7)	11.0	(17.8)	10.3	(17.8)
a    "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.
b    Reflects profit sharing for Imbruvica international revenues.
c     Epkinly U.S. revenues reflect profit sharing. International revenues reflect product revenues as well as profit sharing from certain international territories.
n/m = not meaningful

AbbVie Inc.
Key Product Revenues
Twelve Months Ended December 31, 2024
(Unaudited)

				% Change vs. 12M23
	Net Revenues (in millions)			Reported			Operational[a]
	U.S.	Int’l.	Total	U.S.	Int’l.	Total	Int’l.	Total
NET REVENUES	$43,029	$13,305	$56,334	2.7%	7.0%	3.7%	11.1%	4.6%

Immunology	21,487	5,195	26,682	(1.2)	18.1	2.1	23.1	2.9
Humira	7,142	1,851	8,993	(41.3)	(17.5)	(37.6)	(13.2)	(36.9)
Skyrizi	10,086	1,632	11,718	49.3	61.6	50.9	65.4	51.4
Rinvoq	4,259	1,712	5,971	50.8	49.6	50.4	57.0	52.5

Oncology	4,219	2,336	6,555	11.7	9.3	10.8	12.5	12.0
Imbruvica[b]	2,448	899	3,347	(8.1)	(3.5)	(6.9)	(3.5)	(6.9)
Venclexta	1,234	1,349	2,583	13.5	12.3	12.9	18.0	15.9
Elahere[c]	477	2	479	n/m	n/m	n/m	n/m	n/m
Epkinly[d]	60	86	146	>100.0	>100.0	>100.0	>100.0	>100.0

Aesthetics	3,269	1,907	5,176	0.6	(6.7)	(2.2)	(2.5)	(0.6)
Botox Cosmetic	1,682	1,038	2,720	0.7	2.7	1.4	6.7	2.9
Juvederm Collection	469	708	1,177	(9.6)	(17.6)	(14.6)	(13.4)	(12.0)
Other Aesthetics	1,118	161	1,279	5.5	(7.1)	3.7	(1.0)	4.6

Neuroscience	7,907	1,092	8,999	16.5	17.7	16.6	20.1	16.9
Botox Therapeutic	2,718	565	3,283	9.8	9.8	9.8	14.0	10.5
Vraylar	3,260	7	3,267	18.4	57.8	18.4	58.6	18.4
Duodopa	96	351	447	(1.8)	(5.3)	(4.6)	(5.4)	(4.7)
Ubrelvy	981	25	1,006	22.1	>100.0	23.4	>100.0	23.4
Qulipta	628	30	658	55.3	>100.0	61.3	>100.0	61.3
Other Neuroscience	224	114	338	(11.6)	>100.0	22.4	>100.0	22.7

Eye Care	1,064	1,178	2,242	(15.3)	1.5	(7.2)	5.2	(5.4)
Ozurdex	138	356	494	(4.1)	8.3	4.5	10.7	6.2
Lumigan/Ganfort	187	242	429	7.5	(6.4)	(0.9)	(3.9)	0.6
Alphagan/Combigan	95	153	248	(21.8)	1.5	(8.8)	7.6	(5.4)
Restasis	172	52	224	(55.2)	(3.0)	(48.7)	2.1	(48.1)
Other Eye Care	472	375	847	8.9	1.5	5.5	6.1	7.6

Other Key Products	2,894	754	3,648	(3.5)	(6.5)	(4.2)	(3.9)	(3.7)
Mavyret	595	716	1,311	(9.7)	(7.2)	(8.3)	(4.5)	(6.9)
Creon	1,383	—	1,383	9.1	n/m	9.1	n/m	9.1
Linzess/Constella	916	38	954	(14.6)	7.5	(13.9)	7.2	(13.9)
a    "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.
b    Reflects profit sharing for Imbruvica international revenues.
c    Reflects partial year Elahere revenue based on the February 12, 2024 close date of the ImmunoGen acquisition.
d    Epkinly U.S. revenues reflect profit sharing. International revenues reflect product revenues as well as profit sharing from certain international territories.
n/m = not meaningful

AbbVie Inc.
Consolidated Statements of Earnings
(Unaudited)

(in millions, except per share data)	Fourth Quarter Ended December 31		Twelve Months Ended December 31
	2024	2023	2024	2023
Net revenues	$15,102	$14,301	$56,334	$54,318
Cost of products sold	4,396	5,704	16,904	20,415
Selling, general and administrative	3,855	3,193	14,752	12,872
Research and development	6,774	1,927	12,791	7,675
Acquired IPR&D and milestones	1,574	282	2,757	778
Other operating income, net	(7)	—	(7)	(179)
Total operating costs and expenses	16,592	11,106	47,197	41,561

Operating earnings (loss)	(1,490)	3,195	9,137	12,757

Interest expense, net	610	378	2,160	1,684
Net foreign exchange loss	19	49	21	146
Other expense, net	150	1,556	3,240	4,677
Earnings (loss) before income tax expense	(2,269)	1,212	3,716	6,250
Income tax expense (benefit)	(2,246)	388	(570)	1,377
Net earnings (loss)	(23)	824	4,286	4,873
Net earnings (loss) attributable to noncontrolling interest	(1)	2	8	10
Net earnings (loss) attributable to AbbVie Inc.	$(22)	$822	$4,278	$4,863

Diluted earnings (loss) per share attributable to AbbVie Inc.	$(0.02)	$0.46	$2.39	$2.72

Adjusted diluted earnings per share[a]	$2.16	$2.79	$10.12	$11.11

Weighted-average diluted shares outstanding	1,769	1,772	1,773	1,773

Adjusted weighted-average diluted shares outstanding[a]	1,773	1,772	1,773	1,773

a    Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details. Weighted-average diluted shares outstanding includes the effect of dilutive securities. Due to the GAAP net loss in the fourth quarter ended December 31, 2024, certain shares issuable under stock-based compensation plans that were dilutive on a non-GAAP basis were excluded from the computation of GAAP diluted EPS because the effects would have been antidilutive.

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1.    Specified items impacted results as follows:

	Quarter Ended December 31, 2024
(in millions, except per share data)	Earnings (Loss)		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$(2,269)	$(22)	$(0.02)
Adjusted for specified items:
Intangible asset amortization	1,896	1,607	0.90
Intangible asset impairment	4,476	3,512	1.98
Change in fair value of contingent consideration	279	271	0.15
Litigation matters	173	136	0.08
Income tax items	—	(1,869)	(1.05)
Other	258	209	0.12
As adjusted (non-GAAP)	$4,813	$3,844	$2.16
 a Represents net earnings (loss) attributable to AbbVie Inc.
Intangible asset impairment reflects a partial after-tax impairment charge of $3.5 billion related to the emraclidine intangible asset acquired as part of the Cerevel Therapeutics acquisition. Income tax items primarily reflect an income tax benefit related to the settlement of income tax examinations, partially offset by changes in income tax reserves.
Reported GAAP earnings and adjusted non-GAAP earnings for the three months ended December 31, 2024 included acquired IPR&D and milestones expense of $1.6 billion on a pre-tax and after-tax basis, representing an unfavorable impact of $0.88 to both diluted EPS and adjusted diluted EPS.
2.    The impact of the specified items by line item was as follows:

	Quarter Ended December 31, 2024
(in millions)	Cost of products sold	SG&A	R&D	Other operating income, net	Other expense, net
As reported (GAAP)	$4,396	$3,855	$6,774	$(7)	$150
Adjusted for specified items:
Intangible asset amortization	(1,896)	—	—	—	—
Intangible asset impairment	—	—	(4,476)	—	—
Change in fair value of contingent consideration	—	—	—	—	(279)
Litigation matters	—	(173)	—	—	—
Other	(47)	(121)	(25)	7	(72)
As adjusted (non-GAAP)	$2,453	$3,561	$2,273	$—	$(201)
3.    The adjusted tax rate for the fourth quarter of 2024 was 20.2 percent, as detailed below:

	Quarter Ended December 31, 2024
(dollars in millions)	Pre-tax earnings (loss)	Income taxes	Tax rate
As reported (GAAP)	$(2,269)	$(2,246)	99.0%
Specified items	7,082	3,216	45.4%
As adjusted (non-GAAP)	$4,813	$970	20.2%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1.    Specified items impacted results as follows:

	Quarter Ended December 31, 2023
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$1,212	$822	$0.46
Adjusted for specified items:
Intangible asset amortization	1,889	1,584	0.89
Intangible asset impairment	1,405	1,166	0.66
Acquisition and integration costs	123	107	0.06
Change in fair value of contingent consideration	1,696	1,655	0.93
Litigation matters	(491)	(386)	(0.22)
Other	156	11	0.01
As adjusted (non-GAAP)	$5,990	$4,959	$2.79
 a Represents net earnings attributable to AbbVie Inc.
Intangible asset impairment primarily reflects a partial impairment charge related to the CoolSculpting intangible asset triggered by a strategic decision to reduce ongoing sales and marketing investment for the product. Litigation matters primarily includes income related to a favorable settlement of a litigation matter.
Reported GAAP earnings and adjusted non-GAAP earnings for the three months ended December 31, 2023 included acquired IPR&D and milestones expense of $282 million on a pre-tax and $264 million on an after-tax basis, representing an unfavorable impact of $0.15 to both diluted EPS and adjusted diluted EPS.
2.    The impact of the specified items by line item was as follows:

	Quarter Ended December 31, 2023
(in millions)	Cost of products sold	SG&A	R&D	Interest expense, net	Other expense, net
As reported (GAAP)	$5,704	$3,193	$1,927	$378	$1,556
Adjusted for specified items:
Intangible asset amortization	(1,889)	—	—	—	—
Intangible asset impairment	(1,405)	—	—	—	—
Acquisition and integration costs	(24)	(78)	(6)	(15)	—
Change in fair value of contingent consideration	—	—	—	—	(1,696)
Litigation matters	—	491	—	—	—
Other	(89)	(66)	1	—	(2)
As adjusted (non-GAAP)	$2,297	$3,540	$1,922	$363	$(142)
3.    The adjusted tax rate for the fourth quarter of 2023 was 17.2 percent, as detailed below:

	Quarter Ended December 31, 2023
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$1,212	$388	32.1%
Specified items	4,778	641	13.4%
As adjusted (non-GAAP)	$5,990	$1,029	17.2%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1.    Specified items impacted results as follows:

	Twelve Months Ended December 31, 2024
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$3,716	$4,278	$2.39
Adjusted for specified items:
Intangible asset amortization	7,622	6,461	3.63
Intangible asset impairment	4,476	3,512	1.98
Acquisition and integration costs	1,061	978	0.55
Change in fair value of contingent consideration	3,771	3,673	2.07
Litigation matters	910	721	0.41
Income tax items	—	(1,819)	(1.02)
Other	256	197	0.11
As adjusted (non-GAAP)	$21,812	$18,001	$10.12
 a Represents net earnings attributable to AbbVie Inc.
Intangible asset impairment reflects a partial after-tax impairment charge of $3.5 billion related to the emraclidine intangible asset acquired as part of the Cerevel Therapeutics acquisition. Acquisition and integration costs primarily reflect costs related to the ImmunoGen and Cerevel Therapeutics acquisitions. Income tax items primarily reflect an income tax benefit related to the settlement of income tax examinations, partially offset by changes in income tax reserves. Litigation matters primarily include charges related to actual and potential settlements of litigation.
Reported GAAP earnings and adjusted non-GAAP earnings for the twelve months ended December 31, 2024 included acquired IPR&D and milestones expense of $2.8 billion on a pre-tax and $2.7 billion on an after-tax basis, representing an unfavorable impact of $1.52 to both diluted EPS and adjusted diluted EPS.
2.    The impact of the specified items by line item was as follows:

	Twelve Months Ended December 31, 2024
(in millions)	Cost of products sold	SG&A	R&D	Other operating income, net	Interest expense, net	Other expense, net
As reported (GAAP)	$16,904	$14,752	$12,791	$(7)	$2,160	$3,240
Adjusted for specified items:
Intangible asset amortization	(7,622)	—	—	—	—	—
Intangible asset impairment	—	—	(4,476)	—	—	—
Acquisition and integration costs	(225)	(554)	(258)	—	(24)	—
Change in fair value of contingent consideration	—	—	—	—	—	(3,771)
Litigation matters	—	(910)	—	—	—	—
Other	(110)	(54)	(1)	7	—	(98)
As adjusted (non-GAAP)	$8,947	$13,234	$8,056	$—	$2,136	$(629)
3.    The adjusted tax rate for the full-year 2024 was 17.4 percent, as detailed below:

	Twelve Months Ended December 31, 2024
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$3,716	$(570)	(15.3)%
Specified items	18,096	4,373	24.2%
As adjusted (non-GAAP)	$21,812	$3,803	17.4%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1.    Specified items impacted results as follows:

	Twelve Months Ended December 31, 2023
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$6,250	$4,863	$2.72
Adjusted for specified items:
Intangible asset amortization	7,946	6,685	3.76
Intangible asset impairment	4,229	3,455	1.96
Acquisition and integration costs	161	122	0.07
Change in fair value of contingent consideration	5,128	5,003	2.81
Litigation matters	(485)	(381)	(0.22)
Other	225	22	0.01
As adjusted (non-GAAP)	$23,454	$19,769	$11.11
 a Represents net earnings attributable to AbbVie Inc.
Intangible asset impairment primarily reflects partial impairment charges related to the U.S. Imbruvica and CoolSculpting intangible assets. The Imbruvica impairment charge of $2.1 billion was triggered by selection of Imbruvica for price negotiation as part of the IRA of 2022 and the CoolSculpting impairment charge of $1.0 billion was triggered by a strategic decision to reduce ongoing sales and marketing investment for the product. Acquisition and integration costs primarily include costs related to the Allergan acquisition, including a one-time gain of $169 million related to the termination of a development liability associated with a previously divested product. Litigation matters primarily includes income related to a favorable settlement of a litigation matter.
Reported GAAP earnings and adjusted non-GAAP earnings for the twelve months ended December 31, 2023 included acquired IPR&D and milestones expense of $778 million on a pre-tax and $741 million on an after-tax basis, representing an unfavorable impact of $0.42 to both diluted EPS and adjusted diluted EPS.
2.    The impact of the specified items by line item was as follows:

	Twelve Months Ended December 31, 2023
(in millions)	Cost of products sold	SG&A	R&D	Other operating income, net	Interest expense, net	Other expense, net
As reported (GAAP)	$20,415	$12,872	$7,675	$(179)	$1,684	$4,677
Adjusted for specified items:
Intangible asset amortization	(7,946)	—	—	—	—	—
Intangible asset impairment	(3,599)	—	(630)	—		—
Acquisition and integration costs	(90)	(212)	(13)	169	(15)	—
Change in fair value of contingent consideration	—	—	—	—	—	(5,128)
Litigation matters	—	485	—	—	—	—
Other	(134)	(73)	(3)	10	—	(25)
As adjusted (non-GAAP)	$8,646	$13,072	$7,029	$—	$1,669	$(476)
3.    The adjusted tax rate for the full-year 2023 was 15.7 percent, as detailed below:

	Twelve Months Ended December 31, 2023
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$6,250	$1,377	22.0%
Specified items	17,204	2,298	13.4%
As adjusted (non-GAAP)	$23,454	$3,675	15.7%